© 2024 Texas Capital Bank Member FDIC April 18, 2024 Q1-2024 Earnings

2 Forward-Looking Statements This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans. Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward- looking statements include, but are not limited to: economic or business conditions in Texas, the United States or globally that impact TCBI or its customers; negative credit quality developments arising from the foregoing or other factors; TCBI’s ability to effectively manage its liquidity and maintain adequate regulatory capital to support its businesses; TCBI’s ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations; TCBI’s ability to successfully execute its business strategy, including developing and executing new lines of business and new products and services; the extensive regulations to which TCBI is subject and its ability to comply with applicable governmental regulations, including legislative and regulatory changes; TCBI’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches; elevated or further changes in interest rates, including the impact of interest rates on TCBI’s securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities; the effectiveness of TCBI’s risk management processes strategies and monitoring; fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting TCBI’s loans; the failure to identify, attract and retain key personnel and other employees; increased or expanded competition from banks and other financial service providers in TCBI’s markets; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or TCBI, in particular; claims, litigation or regulatory investigations and actions that TCBI may become subject to; severe weather, natural disasters, climate change, acts of war, terrorism, global conflict (including those already reported by the media, as well as others that may arise), or other external events, as well as related legislative and regulatory initiatives; and the risks and factors more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

3 Foundational Tenants of Value Creation in Place Financial Priorities Described 9/1/2021 Building Tangible Book Value // Reinvesting organically generated capital to improve client relevance and create a more valuable franchise Investment // Re-aligning the expense base to directly support the business and investing aggressively to take advantage of market opportunities that we are uniquely positioned to serve Revenue Growth // Growing top- line revenue as a result of expanded banking capabilities for best-in-class clients in our Texas and national markets Flagship Results Proactive, disciplined engagement with the best clients in our markets to provide the talent, products, and offerings they need through their entire life-cycles Structurally higher, more sustainable earnings driving greater performance and lower annual variability Consistent communication, enhanced accountability, and a bias for action ensure execution and delivery Commitment to financial resilience allowing us to serve clients, access markets, and support communities through all cycles Higher quality earnings and a lower cost of capital drive a significant expansion in incremental shareholder returns

2021 Strategic Performance Drivers

Income Statement	Where We Started FY 2020	FY 2021	FY 2022	FY 2023	YTD 2024	Where We Are Going 2025
Investment Banking and Trading Income (% of Total Revenue)	2.2%	2.7%	2.9%	8.0%	**9.0%**	~10%
Treasury Product Fees[1] (% of Total Revenue)	1.4%	2.5%	2.4%	2.8%	**3.4%**	~5%
Non-Interest Income (% of Total Revenue)	19.3%	15.2%	28.5%	15.0%	**16.1%**	15%–20%
Adj. Non-Interest Income[2] (% of Adj. Total Revenue[2])	11.2%	13.4%	10.3%	15.0%	**16.1%**	15%–20%
Balance Sheet						
Average Cash & Securities (% of Total Average Assets)	29%	38%	30%	30%	**29%**	>20%
Average Indexed Deposits (% of Total Deposits)	36%	27%	16%	7%	**8%**	<15%

Performance Metrics	Where We Started FY 2020	FY 2021	FY 2022	FY 2023	YTD 2024	Where We Are Going 2025
Return on Average Assets	0.18%	0.67%	1.04%	0.64%	**0.36%**	>1.10%
Return on Average Tangible Common Equity[3]	2.1%	8.4%	11.4%	6.2%	**3.0%**	>12.5%
Adj. Return on Average Assets[4]	0.33%	0.69%	0.55%	0.69%	**0.47%**	>1.10%
Adj. Return on Average Tangible Common Equity[3]	4.2%	8.7%	5.8%	6.7%	**4.1%**	>12.5%
CET1	9.4%	11.1%	13.0%	12.6%	**12.4%**	>10%

Treasury Solutions
- YoY gross PxV growth expanded to 14% as won operating relationships ramp and new client onboarding accelerated
- Record high Treasury Product Fees supported by continued strong adoption of complete cash management suite

Private Wealth
- 8% increase QoQ in assets under management; near-term fee pull-through remains constrained by elevated managed liquidity
- Platform modernization expected to deliver peer-leading product suite and client experience by year-end '24

Investment Banking
- QoQ increase in revenue from each offering driven by increasing transaction volumes across the Investment Banking platform
- Depth, quality, and size of the pipelines continue to steadily improve consistent with a differentiated and maturing business

Financial Performance	Q1 '23	Q2 '23	Q3 '23	Q4 '23	Q1 '24	YoY Growth
Assets Under Management ($bn)	$3.3	$3.5	$3.1	$3.3	$3.5	6%
Treasury Product Fees[1] ($mm)	$7.3	$7.4	$7.8	$7.8	$8.7	19%
Wealth Management & Trust Fee Income ($mm)	$3.4	$3.7	$3.5	$3.3	$3.6	4%
Investment Banking & Trading Income ($mm)	$18.8	$27.5	$29.2	$10.7	$23.1	23%
Income from Areas of Focus ($mm)	**$29.5**	**$38.6**	**$40.5**	**$21.8**	**$35.4**	**20%**

Texas Capital Bancshares, Inc.

4

Financial Performance // Income Statement

Financial Highlights ($mm)	2023	Adjusted (Non-GAAP[4]) 2023	Q1 2023	Q4 2023	Adjusted (Non-GAAP[4]) Q4 2023	Q1 2024	Adjusted (Non-GAAP[4]) Q1 2024
Net Interest Income	$914.1	$914.1	$235.3	$214.7	$214.7	$215.0	$215.0
Non-Interest Revenue	161.4	161.4	37.4	31.1	31.1	41.3	41.3
Total Revenue	1,075.5	1,075.5	272.7	245.9	245.9	256.3	256.3
Non-Interest Expense	756.9	737.1	194.0	201.4	181.5	202.4	192.4
PPNR[5]	318.6	338.5	78.7	44.5	64.4	53.9	64.0
Provision for Credit Losses	72.0	72.0	28.0	19.0	19.0	19.0	19.0
Income Tax Expense	57.5	62.1	12.1	5.3	9.9	8.8	11.1
Net Income	189.1	204.4	38.7	20.2	35.4	26.1	33.9
Preferred Stock Dividends	17.3	17.3	4.3	4.3	4.3	4.3	4.3
Net Income to Common	171.9	187.1	34.3	15.8	31.1	21.8	29.6
Performance Metrics							
Return on Average Assets	0.64%	0.69%	0.53%	0.27%	0.47%	0.36%	0.47%
PPNR[5] / Average Assets	1.08%	1.15%	1.09%	0.59%	0.86%	0.74%	0.88%
Efficiency Ratio[6]	70.4%	68.5%	71.1%	81.9%	73.8%	79.0%	75.1%
Return on Average Common Equity	6.2%	6.7%	5.1%	2.2%	4.4%	3.0%	4.1%
Earnings Per Share	$3.54	$3.85	$0.70	$0.33	$0.65	$0.46	$0.62

Non-GAAP[4] Adjustments ($mm)	2023
Non-Interest Expense	756.9
FDIC Special Assessment	19.9
Non-Interest Expense, Adjusted	737.1

Non-GAAP[4] Adjustments ($mm)	Q4 2023	Q1 2024
Non-Interest Expense	201.4	202.4
FDIC Special Assessment	19.9	3.0
Restructuring Expenses	0.0	2.0
Legal Settlement	0.0	5.0
Non-Interest Expense, Adjusted	181.5	192.4

Texas Capital Bancshares, Inc.

5

6 Balance Sheet Highlights ($mm) Ending Balances QoQQ1 2024Q4 2023Q1 2023 Assets 2%3,316 3,243 3,650 Cash and Equivalents 7%4,414 4,143 4,346 Total Securities 0%10,383 10,411 10,586 Commercial Loans 4%4,153 3,978 4,061 Mortgage Finance Loans 6%5,822 5,501 4,951CRE Loans 4%550 531 546 Consumer Loans 2%20,909 20,421 20,142 Gross LHI 6%(264)(250)(261)Allowance for Credit Losses on Loans 3%29,181 28,356 28,597 Total Assets Financial Performance // Quarterly Balance Sheet Highlights Performance Metrics 26%26%28%Cash & Securities % of Assets 50%51%53%Commercial Loans % of Gross LHI (305)(296)(283)Total Allowance for Credit Losses ($mm) 1.46%1.46%1.41%Total ACL / Total LHI QoQQ1 2024Q4 2023Q1 2023 Liabilities 16%8,478 7,328 9,501 Non-Interest Bearing Deposits 3%15,476 15,044 12,679 Interest Bearing Deposits 7%23,954 22,372 22,180 Total Deposits (50%)750 1,500 2,100 FHLB Borrowings 3%26,010 25,157 25,517 Total Liabilities Equity 0%3,251 3,261 3,155 Common Equity, Excl AOCI 5%(380)(362)(375)AOCI (1%)3,171 3,199 3,080 Total Shareholder’s Equity (1%)46,986,275 47,237,912 47,851,862 Common Shares Outstanding 87%91%91%Total LHI % of Deposits 35%33%43%Non-Interest Bearing % of Deposits $61.10$61.37$58.10Book Value Per Share $61.06$61.34$58.06Tangible Book Value Per Share7

7 $5.9 $5.3 $4.3 $3.3 $4.4 $4.7 $3.9 $3.5 $6.5 $4.9 $4.1 $4.1 $5.1 $4.4 $4.0 $4.2 $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $5.0 $5.3 $5.4 $5.5 $5.8 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $10.6 $10.5 $10.4 $10.4 $10.4 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024  Commercial loans decreased $28mm QoQ  Average commercial loans increased $225mm or 2% QoQ  Impact of multi-year capital recycling on loan balances should begin to lessen in ’24  Commercial real estate loans increased $322mm QoQ as slower prepayment speeds are driving increased loan balances  Multi-family comprises $2.4bn or 41% of CRE loans  Over 55% located in Texas and total portfolio avg. LTV of 52%  Office is $460mm or 8% of CRE Loans  58% avg. LTV, 92% recourse and 72% Class A  Mortgage Finance loan balances driven by anticipated Q1 seasonality resulted in a $429mm, or 11%, QoQ decrease on an average basis, compared to a 23% decline in the comparable quarter last year  Period end balances increased $175mm or 4% as the industry enters a seasonally stronger mortgage origination period Loan Portfolio Composition Mortgage Finance Loans ($bn) Average Period End Commercial Loans ($bn) Commercial Real Estate Loans ($bn)

8 3.63% 4.09% 4.47% 4.58% 4.67% 2.06% 2.37% 2.62% 2.82% 2.97% 2.10% 2.38% 2.60% 2.75% 2.83% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q1 2024 EOP Deposit and Funding Composition  Total deposit balances increased $1.6bn or 7% QoQ  Excluding Mortgage Finance and brokered deposits, QoQ growth of $749mm or 4% resulting from sustained focus on growing client relationships  Average mortgage finance non-interest bearing deposits declined to $5.2bn and were 148% of average mortgage finance loans in Q1 compared to 142% in Q4  End of period balances increased $1.1bn QoQ as Q4 balances are the seasonal low point for escrow deposits associated with property tax payments; these balances will predictably rebuild over the course of the year  A significant portion of mortgage finance non-interest bearing deposits are compensated through relationship pricing which results in application of an interest credit to either the client’s mortgage finance or commercial loan yield Average Deposit Trends ($bn) Period End Deposit Flows ($mm) Funding Costs Non-Interest Bearing, excl MF8 MF8 Non-Interest Bearing Interest Bearing Interest Bearing Brokered Change %$Q1 2024Q4 2023 (34%)($315)$602 $917 Brokered Deposits (11%)(134)1,122 1,256 Insured Sweep Deposits 7%881 13,752 12,871 Other Interest Bearing 3%432 15,476 15,044 Total Interest Bearing 29%1,149 5,138 3,989 MF8 Non-Interest Bearing 0%1 3,340 3,339 Non-Interest Bearing, excl MF8 16%1,150 8,478 7,328 Non-interest Bearing 7%$1,582 $23,954 $22,372 Total Deposits Total Cost of Funds Avg Cost of Int. Bearing Deposits Avg Cost of Total Deposits $5.6 $4.4 $4.0 $3.6 $3.4 $3.3 $4.6 $5.3 $6.0 $5.6 $5.2 $5.1 $11.9 $12.0 $12.8 $13.6 $14.4 $14.9 $1.5 $1.5 $1.4 $1.1 $0.8 $0.6 $23.7 $23.2 $24.2 $24.0 $23.8 $24.0 - 5,000,000,000 10,000,000,000 15,000,000,000 20,000,000,000 25,000,000,000 30,000,000,000 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q1 2024

9 (9.1%) (9.2%) (4.4%) (4.5%) 1.6% 1.5% 3.2% 2.8% (10.0%) (8.0%) (6.0%) (4.0%) (2.0%) 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% Q4 2023 Q1 2024 -200bps Shock -100bps Shock +100bps Shock +200bps Shock $2.9B $2.6B $0.4B 3.66% 3.60% 3.31% 2.00% 2.50% 3.00% 3.50% 4.00% $- $0.3 $0.5 $0.8 $1.0 $1.3 $1.5 $1.8 $2.0 $2.3 $2.5 $2.8 $3.0 $3.3 $3.5 Q1 2024 Q4 2024 Q4 2025 Notional Receive Rate Net Interest Income Sensitivity Standard Model Assumptions9 100bp & 200bp Parallel Shocks  Loan Balances: Static  Deposit Balances: Static  Loan Spreads: Current Levels  Up Scenario Int. Bearing Deposit Beta: ~80%  Down Scenario Int. Bearing Deposit Beta: ~60%  Investment Portfolio: Ratio held constant Hedging Profile ($bn) Net Interest Income Sensitivity – Static Balance Sheet ($mm) $964mm$901mmBase NII10 Earning Assets Profile (Average) Q1 2024Q4 2023 YieldBalance ($mm)YieldBalance ($mm) 5.40%$4,052 5.42%$4,637Interest Bearing Cash and Equivalents 2.77%4,299 2.48%4,079Securities 9.31%51 9.17%29Loans Held for Sale 7.26%16,522 7.14%16,164LHI excl Mortgage Finance LHI11 3.60%3,518 3.39%3,946Mortgage Finance LHI11 --(250)--(244)ACL on Loans 5.88% $28,192 5.69%$28,612Earning Assets  $1.1bn of loans, or 7% of LHI excluding Mortgage Finance LHI are fixed  11% maturing in the next 12 months  Duration of the securities portfolio is ~4 years with Q1 cash flows of $334mm inclusive of $250mm in maturities  Q1 purchases of $597 million with an average coupon of ~6%  100bps decline in rates could improve AOCI by ~$130mm Impacts of Mortgage Finance  Mortgage Finance represents 18% of the average total LHI portfolio with the majority tied to 1-month SOFR which declined 2bps in Q1  Given the current rate outlook, the Mortgage Finance self funding ratio is expected to stay elevated throughout the year, pressuring yields  Bank’s overall net interest income sensitivity (per the chart above) is inclusive of Mortgage Finance NII impact on a flat balance sheet and does not account for changes in warehouse volumes in either a lower or higher rate environment $28 $14 ($40) ($82) $27 $14 ($43) ($89)

10 $214.7 $6.7 $2.7 ($3.9) $1.6 ($1.4) ($5.4) ($4.7) ($0.7) $5.4 $215.0 $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 $220.0 $240.0 $260.0 $280.0 $300.0 Q4 2023 Loans Excl MF Volume Loans Excl MF Yield MF Loan Volume MF Loan Yield Loan Fees Investment Securities & Cash Interest Bearing Deposit Volume Interest Bearing Deposit Cost Borrowings Q1 2024 $128.7 $113.0 $110.0 $108.0 $126.7 $65.3 $68.6 $69.9 $73.5 $65.7 $19.9 $10.0 $194.0 $181.6 $179.9 $201.4 $202.4 $- $50.0 $100.0 $150.0 $200.0 $250.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $235.3 $232.0 $232.1 $214.7 $215.0 3.33% 3.29% 3.13% 2.93% 3.03% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% $100.0 $120.0 $140.0 $160.0 $180.0 $200.0 $220.0 $240.0 $260.0 $280.0 $300.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Net Interest Income Net Interest Margin $37.4 $46.0 $46.9 $31.1 $41.3 - $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q1-2024 Earnings Overview Net Interest Margin ($mm)Net Interest Income ($mm) Non-Interest Income ($mm) Non-Interest Expense ($mm) 16%13%17%17%14%% of Revenue Salaries & Benefits Non-Recurring Items4Other NIE 66% 62% 61% 34% 38% 39% 10% 5% 54% 36% 63% 32%  Net interest income was flat QoQ while net interest margin expanded by 10bps, driven by higher yields on earning assets, offset by declines in average earning assets  Quarterly non-interest income increased $10.2mm or 33% QoQ and 10% YoY  Quarterly non-interest expense excluding non-recurring items4 increased $11mm to $192.4mm, a $1.6mm decline YoY  Q1 salaries and benefits expense is impacted by seasonal payroll and compensation expenses; approximately $10.7mm in Q1 compared to $9.1mm in Q1 of last year 8 8 8 8

11 1.41% 1.46% 1.46% 1.72% 1.79% 1.79% Q1 2023 Q4 2023 Q1 2024 0.33% 0.28% 0.21% 0.29% 0.35% 0.43% 0.16% 0.17% 0.27% 0.22% 2.79% 2.90% 3.29% 3.63% 4.13% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 3.0x 3.6x 3.3x – 1.0 x 2.0 x 3.0 x 4.0 x 5.0 x 6.0 x 7.0 x 8.0 x 9.0 x 10.0 x Q1 2023 Q4 2023 Q1 2024 81% 83% 78% 81% 79% 19% 17% 22% 19% 21% $271.5 $281.1 $245.6 $247.0 $275.0 - 50,000,000 100,000,000 150,000,000 200,000,000 250,000,000 300,000,000 350,000,000 400,000,000 450,000,000 500,000,000 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Commercial Mortgage Finance Real Estate Consumer 72% 52% 60% 47% 42% 27% 48% 40% 53% 58% $289.6 $338.2 $431.8 $491.2 $584.5 - 100,000,000 200,000,000 300,000,000 400,000,000 500,000,000 600,000,000 700,000,000 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Commercial Mortgage Finance Real Estate Consumer Asset Quality Trends Allowance for Credit Loss Reserve Ratios Asset Quality Ratios Special Mention Composition ($mm) Substandard Composition ($mm) $10.8$13.8$8.9$8.2$19.9Net Charge-Offs ($mm) NPAs/Total Assets Criticized/LHI NCOs/Avg. LHI Q1 2023 Q4 2023 Q1 2024 Total ACL / Non- accrual Loans HFI  ACL on Loans increased $14mm QoQ to $264 million  Total ACL, excl. MF8 increased to $299 million in Q1 from $292mm in Q4  Total ACL, excl. MF8 to LHI, excl. MF8 in the top 5 percent among Peers12 Total ACL to LHI  $10.8mm of net charge-offs or 0.22% of average LHI  Net downward grade migrations to special mention in Q1 predominantly related to commercial real estate, as expected  Portfolio is well structured and supported by strong sponsors  Substandard loans increased $28mm or 11% QoQ to $275mm, nearly flat YoY  Nonperforming loans HFI increased $11.5mm QoQ to $92.8mm  Nonperforming loans HFI are 0.32% of total assets or 0.45% of LHI  Total criticized loans increased $121.3mm QoQ to $859.5mm Total ACL / LHI Total ACL, ex MF8 / LHI ex MF8

12 12.42% 12.18% 12.70% 12.65% 12.38% > 11.00% 1.61% 1.54% 1.58% 1.59% 1.56% 2.83% 2.71% 2.81% 2.83% 2.70% 16.86% 16.43% 17.09% 17.07% 16.64% 0.00% 5.00% 10.00% 15.00% 20.00% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 2024 Target 9.72% 9.60% 9.37% 10.22% 9.83%9.72% 9.60% 9.38% 10.22% 9.84% (1.0%) 1.0% 3.0% 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 $58.06 $57.93 $57.82 $61.34 $61.06 $58.10 $57.97 $57.85 $61.37 $61.10 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 2024 Target Capital Position and Trends  Regulatory capital ratios remain exceptionally strong  Total capital ratio of 16.64%, in the top decile of the peer group12, and CET1 ratio of 12.38% in Q1 2024  Tangible common equity / tangible assets13 ended the quarter at 9.83%, an important characteristic of our financially resilient business model and a key metric as we manage the balance sheet through- cycle  Tangible common equity / tangible assets13 in top quintile of peer group12  Tangible book value per share7 was essentially flat as net income available to common of $21.8mm and share repurchase activity was offset by an $18mm decrease in AOCI  During Q1, repurchased 529 thousand shares, 1.12% of year end 2023 shares outstanding, for $31.5mm, at a weighted average price of $59.27 per share Regulatory Capital Levels Tangible Common Equity / Tangible Assets13 Tangible Book Value per Share7 Period End AOCI ($mm) ($380)($362)($506)($440)($375) AOCI per Share ($8.09)($7.66)($10.54)($9.17)($7.83) Tangible Common Equity / Tangible Assets13 Common Equity / Total Assets Peer12 Tangible Common Equity / Tangible Assets13 7.65%7.11%7.22%7.13% Tangible Book Value per Share7 Book Value per Share CET1 Tier 2 CapitalTier 1 Capital

13 Full Year 2024 Guidance FY 2023 Adjusted (Non-GAAP4) Mid single-digit % growth$1,075.5Total Revenue Low single-digit % growth$737.1Non-Interest Expense, Adjusted4 2H2024--Quarterly Operating Leverage (YoY Growth in Quarterly PPNR5, Adjusted4) >20%30%Average Cash & Total Securities (% of Average Total Assets) >11%12.6%CET1 Target Full Year 2024 Guidance  Forward curve14 assumes a 2024 average rate of 5.3% and an exit rate of 5.0% Guidance Commentary

Appendix // Footnotes

1. Includes service charges on deposit accounts, as well as fees related to our commercial card program, merchant transactions, and FX transactions, all of which are included in other non-interest income and totaled $2.8 million for FY 2020, $4.0 million for FY 2021, $6.1 million for FY 2022, $9.4 million for FY 2023, $2.4 million for YTD 2024, and $2.3 million, $2.3 million, $2.5 million, $2.4 million, and $2.4 million for Q1 2023, Q2 2023, Q3 2023, Q4 2023, and Q1 2024 respectively
2. Non-GAAP Reconciliation // Adjusted Non-interest Income and Total Revenue

	2020 ($mm)		2021 ($mm)		2022 ($mm)	
	As Reported	Adjusted[1]	As Reported	Adjusted[1]	As Reported	Adjusted[2]
Net Interest Income	851.3	821.1	768.8	767.6	875.8	875.8
Non-Interest Income	203.0	103.7	138.2	119.5	349.5	101.0
Total Revenue	1,054.3	924.8	907.0	887.1	1,225.3	976.8
Non-Interest Income % of Total Revenue	19.3%	11.2%	15.2%	13.4%	28.5%	10.3%

1) Adjusted to remove revenue contribution of exited Correspondent Lending Line of Business
2) Adjusted to remove non-recurring gain on sale of Insurance Premium Finance Loan Portfolio

3. See slide: Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE)
4. See slide: Non-GAAP Reconciliation // Adjusted Earnings & Ratios
5. Net interest income and non-interest income, less non-interest expense
6. Non-interest expense divided by the sum of net interest income and non-interest income
7. Stockholders' equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end
8. "MF" used as abbreviation for Mortgage Finance
9. Model assumptions are only for Q1 2024; See prior TCBI Earnings Materials for prior model assumptions
10. Baseline scenarios hold constant balances, market rates, and assumptions as of period end reporting
11. In Q1 2024, enhancements were made to our methodology for applying relationship pricing credits for mortgage client loans. To conform to the current period presentation, certain prior period interest income amounts have been reclassified from mortgage finance LHI to LHI, excluding mortgage finance and related yields have been adjusted accordingly
12. Major exchange traded US peer banks with $20-100 billion in total assets, excluding PR headquartered banks and merger targets; Source: S&P Capital IQ Pro; Data as of Q4 2023
13. Stockholders' equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles
14. Forward curve as of April 1, 2024

14

Non-GAAP Reconciliation // Return on Average Tangible Common Equity (ROATCE)

ROATCE is a non-GAAP financial measure. ROATCE represents the measure of net income available to common shareholders as a percentage of average tangible common equity. ROATCE is used by management in assessing financial performance and use of equity. A reconcilement of ROATCE to the most directly comparable U.S. GAAP measure, ROACE, for all periods is presented below.

	2020 ($mm)		2021 ($mm)		2022 ($mm)		2023 ($mm)		2024 YTD ($mm)	
	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted
Net Income to Common	$56.5	$112.6	$235.2	$244.5	$315.2	$159.5	$171.9	$187.1	$21.8	$29.6
Average Common Equity	$2,686.7	$2,686.7	$2,815.7	$2,815.7	$2,783.3	$2,783.3	$2,795.0	$2,795.0	$2,896.3	$2,896.3
Less: Average Goodwill & Intangibles	17.9	17.9	17.4	17.4	14.5	14.5	1.5	1.5	1.5	1.5
Average Tangible Common Equity	$2,668.8	$2,668.8	$2,798.3	$2,798.3	$2,768.8	$2,768.8	$2,793.5	$2,793.5	$2,894.8	$2,894.8
ROACE	2.1%	4.2%	8.4%	8.7%	11.3%	5.7%	6.2%	6.7%	3.0%	4.1%
ROATCE	2.1%	4.2%	8.4%	8.7%	11.4%	5.8%	6.2%	6.7%	3.0%	4.1%

Texas Capital Bancshares, Inc.

(1) See slide Non-GAAP Reconciliation // Adjusted Earnings & Ratios

15

Non-GAAP Reconciliation // Adjusted Earnings & Ratios

Adjusted line items are non-GAAP financial measures that management believes aids in the discussion of results. A reconcilement of these adjusted items to the most directly comparable U.S. GAAP measures for all periods is presented below. Periods not presented below did not have adjustments.

($mm, Except per Share)	Q4 2023	Q1 2024	FY 2020	FY 2021	FY 2022	FY 2023	YTD 2024
Net Interest Income	$214.7	$215.0	$851.3	$768.8	$875.8	$914.1	$215.0
Non-Interest Revenue	31.1	41.3	203.0	138.3	349.5	161.4	41.3
Adjustments for Non Recurring Items:							
Gain on Sale of Insur. Prem. Finance	-	-	-	-	(248.5)	-	-
Non-Interest Revenue, Adjusted	31.1	41.3	203.0	138.3	101.0	161.4	41.3
Non-Interest Expense	201.4	202.4	704.4	599.0	727.5	756.9	202.4
Adjustments:							
Software Write-offs	-	-	(36.0)	(12.0)	-	-	-
Transaction Costs	-	-	(17.8)	-	(29.6)	-	-
Restructuring Expense	-	(2.0)	(18.0)	-	(9.8)	-	(2.0)
Legal Settlement	-	(5.0)	-	-	-	-	(5.0)
Charitable Contribution	-	-	-	-	(8.0)	-	-
FDIC Special Assessment	(19.9)	(3.0)	-	-	-	(19.9)	(3.0)
Non-Interest Expense, Adjusted	181.5	192.4	632.6	587.0	680.1	737.1	192.4
PPNR[5]	44.5	53.9	349.9	308.1	497.8	318.6	53.9
PPNR[5], Adjusted	64.4	64.0	421.7	320.1	296.6	338.5	64.0
Provision for Credit Losses	19.0	19.0	258.0	(30.0)	66.0	72.0	19.0
Income Tax Expenses	5.3	8.8	25.7	84.1	99.3	57.5	8.8
Tax Impact of Adjustments Above	4.6	2.3	15.6	2.7	(45.4)	4.6	2.3
Income Tax Expenses, Adjusted	9.9	11.1	41.3	86.8	53.9	62.1	11.1
Net Income	20.2	26.1	66.3	253.9	332.5	189.1	26.1
Net Income, Adjusted	35.4	33.9	122.4	263.2	176.8	204.4	33.9
Preferred Stock Dividends	4.3	4.3	9.8	18.7	17.3	17.3	4.3
Net Income to Common	15.8	21.8	56.5	235.2	315.2	171.9	21.8
Net Income to Common, Adjusted	31.1	29.6	112.7	244.5	159.5	187.1	29.6
Average Assets	$29,732.0	$29,250.5	$37,516.2	$38,140.3	$32,049.8	$29,537.3	$29,250.5
Return on Average Assets	0.27%	0.36%	0.18%	0.67%	1.04%	0.64%	0.36%
Return on Average Assets, Adjusted	0.47%	0.47%	0.33%	0.69%	0.55%	0.69%	0.47%
PPNR[5] / Average Assets	0.59%	0.74%	0.93%	0.81%	1.55%	1.08%	0.74%
PPNR[5], Adjusted / Average Assets	0.86%	0.88%	1.12%	0.84%	0.93%	1.15%	0.88%
Average Common Equity	$2,794.6	$2,896.3	$2,686.7	$2,815.7	$2,783.3	$2,795.0	$2,896.3
Return on Average Common Equity	2.25%	3.03%	2.10%	8.35%	11.33%	6.15%	3.03%
Return on Average Common Equity, Adjusted	4.41%	4.11%	4.19%	8.68%	5.73%	6.70%	4.11%
Diluted Common Shares	48,097,517	47,711,192	50,582,979	51,140,974	51,046,742	48,610,206	47,711,192
Earnings per Share	$0.33	$0.46	$1.12	$4.60	$6.18	$3.54	$0.46
Earnings per Share, Adjusted	$0.65	$0.62	$2.23	$4.78	$3.13	$3.85	$0.62

Texas Capital Bancshares, Inc.
16